UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2023
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	PARAP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

As previously disclosed by Paramount Global (the “Company”), beginning in February 2020, three purported stockholders of CBS Corporation (“CBS”) filed separate derivative and/or putative class action lawsuits in the Court of Chancery of the State of Delaware (the “Court”) in connection with the Agreement and Plan of Merger between Viacom Inc. and CBS dated as of August 13, 2019, as amended on October 16, 2019 (the “Merger Agreement”). In March 2020, the Court consolidated the three lawsuits and appointed Bucks County Employees Retirement Fund and International Union of Operating Engineers of Eastern Pennsylvania and Delaware as co-lead plaintiffs for the consolidated action captioned In re CBS Corporation Stockholder Class Action and Derivative Litigation (the “Litigation”). In April 2020, the lead plaintiffs filed a Verified Consolidated Class Action and Derivative Complaint (the “Complaint”) against Shari E. Redstone, National Amusements, Inc., Sumner M. Redstone National Amusements Trust, additional members of the CBS Board of Directors (including Candace K. Beinecke, Barbara M. Byrne, Gary L. Countryman, Linda M. Griego, Robert N. Klieger, Martha L. Minow, Susan Schuman, Frederick O. Terrell and Strauss Zelnick), former CBS President and Acting Chief Executive Officer Joseph Ianniello and the Company as nominal defendant. The Complaint alleges breaches of fiduciary duties in connection with the negotiation and approval of the Merger Agreement. The Complaint also alleges waste and unjust enrichment in connection with certain aspects of Mr. Ianniello’s compensation awards. The Complaint seeks unspecified damages, costs and expenses, as well as other relief. In June 2020, the defendants filed motions to dismiss the Complaint. In January 2021, the Court dismissed one disclosure claim, while allowing all other claims against the defendants to proceed. On January 7, 2022, the Court granted Bucks County Employees Retirement Fund’s motion to withdraw as Co-Lead Plaintiff in the Litigation. In December 2022, the Court dismissed the fiduciary duty claim against Mr. Klieger.

On April 18, 2023, the parties to the Litigation agreed to settle the Litigation on the terms and conditions set forth in a binding term sheet (the “Term Sheet”), which will be incorporated into a long-form settlement agreement that will be subject to the final approval of the Court. The Term Sheet provides for, among other things, the final dismissal of the Litigation in exchange for a settlement payment to the Company in the amount of $167.5 million, less administrative costs and plaintiffs’ counsels’ fees and expenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: April 21, 2023